Exhibit 99.1
MuleSoft Announces Financial Results for the Third Quarter 2017
Total Revenue of $77.6 million, Up 57% Year-over-Year
Subscription and Support Revenue of $61.7 million, Up 51% Year-over-Year
SAN FRANCISCO – October 26, 2017 – MuleSoft, Inc. (NYSE: MULE), provider of the leading platform for building application networks, today announced financial results for its third quarter of fiscal 2017, ended September 30, 2017.

“We delivered revenue well ahead of expectations in the third quarter, driven by robust market demand, strong sales execution, and healthy large deal activity,” said Greg Schott, chairman and CEO of MuleSoft. “Across industries, disruption is being created by the convergence of major technology forces, such as mobile, cloud, big data, and the Internet of Things. Our Anypoint Platform enables customers to build application networks to adapt to and capitalize on these trends. By making it easy to connect applications, data and devices in a standardized way, Anypoint Platform enables our customers to quickly deliver differentiated customer experiences, new revenue channels, and entirely new business models.”

Third Quarter 2017 Financial Highlights:

•
Revenue: Total revenue was $77.6 million, an increase of 57% year-over-year. Subscription and support revenue was $61.7 million, an increase of 51% year-over-year. Professional services and other revenue was $15.9 million, an increase of 89% year-over-year.

•
Gross margin: GAAP gross margin was 71.5%, compared to 75.0% in Q3 2016. Non-GAAP gross margin was 73.3% for Q3 2017, compared to 75.7% in the year-ago period. While subscription and professional services gross margin each improved year-over-year, total gross margin decreased because lower-margin professional services represented a larger proportion of total revenue compared to last year.

•
Operating loss: GAAP operating loss was $25.4 million, compared to a GAAP operating loss of $15.2 million for Q3 2016. Non-GAAP operating loss for Q3 2017 was $16.9 million, compared to a non-GAAP operating loss of $3.3 million in the year-ago period. Sales and marketing expense as a percentage of revenue was 60% on a non-GAAP basis as compared to 55% a year ago due to higher commissions as a result of strong sales activity in the current quarter.

•
Net loss per share: GAAP net loss per share attributable to common stockholders was $0.19 based on 129.0 million weighted-average shares outstanding in Q3 2017, compared to GAAP net loss per share attributable to common stockholders of $1.15 based on 21.7 million weighted-average shares outstanding in Q3 2016.

Non-GAAP net loss per share attributable to common stockholders was $0.13 based on 129.0 million non-GAAP weighted-average shares outstanding in Q3 2017, compared to non-GAAP net loss per share attributable to common stockholders of $0.03 based on 109.9 million non-GAAP weighted-average shares outstanding in Q3 2016.

•
Deferred revenue: Total deferred revenue was $171.0 million at the end of Q3 2017, an increase of 63% year-over-year. Short-term deferred revenue was $162.7 million at the end of Q3 2017, an increase of 64% year-over-year.

•
Cash: Cash provided by (used in) operating activities was ($4.7) million, compared to $12.3 million for Q3 2016. Free cash flow, which is a non-GAAP measure that reflects cash from operating activities less cash used for capital expenditures, was ($5.9) million for Q3 2017, compared to $11.0 million in the year-ago period.

Cash, cash equivalents, and investments totaled $333.9 million at the end of Q3 2017.

Other Recent Highlights:

•
Record number of deals over $1 million: We closed seven deals of greater than $1 million in annual contract value during the quarter, a record performance,including two multi-million dollar expansions with existing customers.

•
Availability of Crowd - next major release of Anypoint Platform™: The newest major release of Anypoint Platform became generally available on July 29, 2017. The Crowd release introduced a set of powerful collaboration capabilities to make creating, discovering, and reusing composable IT assets, such as APIs and best practice templates, both easy and natural for platform users. With the Crowd release, MuleSoft has made its Anypoint Platform more accessible to a broader set of users.

•
Global Summit schedule saw robust customer engagement: MuleSoft sponsored more than 40 business leader summits and developer workshops around the world during the third quarter, highlighting an active quarter for engagement with customers and prospects. While most of the events were general, some were vertical-specific, covering the automotive, banking, digital health insurance, digital marketing, and public sectors.

•
Strategic partnership with Temenos announced: MuleSoft announced a strategic partnership with Temenos (SIX: TEMN), a software specialist for banking and finance. By creating a channel for banks to capitalize on the modern technology in Temenos’ Core Banking platform, MuleSoft enables banks to better connect and serve their customers. As part of the technology partnership, Temenos will develop and support a Temenos Core Banking adapter for MuleSoft’s Anypoint Platform, and deliver a standard, certified interface between MuleSoft and the Temenos Integration Framework.

Financial Outlook:
MuleSoft is providing guidance for its fourth quarter ending December 31, 2017 as follows:

•	Total revenue between $82 million and $84 million

•	Non-GAAP operating loss between $13 million and $15 million

•	Non-GAAP net loss per share of approximately $0.12

•	Weighted-average shares outstanding of approximately 130 million

The company is also updating guidance for the fiscal year 2017 ending December 31, 2017 as follows:

•	Total revenue between $290 million and $292 million

•	Non-GAAP operating loss between $49 million and $51 million

•	Non-GAAP net loss per share between $0.41 and $0.43

•	Non-GAAP weighted-average shares outstanding of approximately 126 million

All forward-looking non-GAAP measures exclude estimates for stock-based compensation (“SBC”) expenses. We do not provide reconciliations of our forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to SBC expenses, which are excluded from these non-GAAP measures. SBC expenses are impacted by future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amounts of the excluded SBC expenses will have a significant impact on our GAAP operating loss and GAAP net income (loss) per share. Accordingly, reconciliations of our forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available

Conference Call Information:
MuleSoft will host a conference call at 2 p.m. Pacific Time (or 5 p.m. Eastern Time) today, October 26, 2017, to discuss its financial results. A live webcast of the call will be available on the MuleSoft website at investors.mulesoft.com. A live dial-in will be available at (844) 340-9044 for domestic participants and at (412) 858-5204 for international participants.

About MuleSoft
MuleSoft’s mission is to help organizations change and innovate faster by making it easy to connect the world’s applications, data and devices. With its API-led approach to connectivity, MuleSoft’s market-leading Anypoint Platform™ is enabling over 1,000 organizations in approximately 60 countries to build application networks. For more information, visit mulesoft.com.

Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements including, among others, statements about demand for our products and being adopted as an enterprise standard; our expectations regarding benefits we expect our customers to receive from our platform and recently announced enhancements; the benefits of our strategic partnership; our current estimates of fourth quarter and full year 2017 revenue, non-GAAP operating loss, non-GAAP net loss per share attributable to common stockholders, and GAAP and non-GAAP weighted-average shares outstanding; statements regarding our business and growth strategy; our expectations relating to our continued investment in our business, and the continued strength of the market we serve.
These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our limited operating history in a new and unproven market; engagement of our customers, including through renewals of subscriptions and expanded use of our platform, and our ability to attract new customers; our ability to continue to successfully enhance our platform and develop new services to meet the needs of our customers and address future advances in technology; risks associated with managing our rapid growth, including our ability to maintain our rate of revenue growth and manage our expenses and investment plans; execution of our plans and strategies, including our strategy to target larger organizations for sales of our platform; our ability to maintain and continually develop our technology and network infrastructure to ensure that customers can access our platform at any time and within an acceptable amount of time; increasing competition; our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which was filed with the Securities and Exchange Commission on August 3, 2017, and which should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.mulesoft.com/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, MuleSoft provides investors with certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share attributable to common stockholders, non-GAAP weighted-average share count, and non-GAAP free cash flow. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding MuleSoft’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing MuleSoft’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by our investors and the analyst community to help them analyze the health of our business.
A limitation of non-GAAP financial measures is that they do not have uniform definitions. Further, our definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, our non-GAAP financial measures should be considered in addition to, and not as a substitute for, in isolation from, or as superior to, measures prepared in accordance with GAAP. Additionally, in the case of SBC expenses, if we did not pay a portion of compensation in the form of SBC, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect our cash position.
Non-GAAP gross margin and non-GAAP operating loss. We define non-GAAP gross margin and non-GAAP operating loss as gross margin and operating loss, respectively, excluding expenses related to SBC. Although SBC is an important aspect of the compensation of our employees and executives, determining the fair value of certain of the stock-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of our ongoing SBC expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. For restricted stock unit awards, the amount of SBC expenses may not reflect the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.
Non-GAAP net loss and non-GAAP net loss per share attributable to common stockholders. We define non-GAAP net loss attributable to common stockholders as net loss excluding expenses related to SBC.

We define non-GAAP net loss per share attributable to common stockholders as non-GAAP net loss attributable to common stockholders divided by the non-GAAP weighted-average outstanding shares.
The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

MuleSoft is a registered trademark of MuleSoft, Inc. All other marks are those of respective owners.
###
Media Contact
Melissa Czapiga
MuleSoft
press@mulesoft.com
415-294-0161
Investor Contact
Carla Cooper
MuleSoft
investorrelations@mulesoft.com
415-656-8831

MULESOFT, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$56,156	$35,101
Investments	125,392	63,361
Trade receivables, net of allowance for doubtful accounts of $707 and $446 as of September 30, 2017 and December 31, 2016	84,077	72,324
Prepaid expenses and other current assets	18,557	18,854
Total current assets	284,182	189,640
Investments, noncurrent	152,316	4,151
Property and equipment, net	6,468	5,231
Restricted cash	786	671
Goodwill	764	787
Intangible assets, net	1,002	1,797
Other assets	2,268	661
Total assets	$447,786	$202,938
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,314	$1,879
Accrued expenses	12,760	7,797
Accrued compensation and related expenses	20,409	16,369
Deferred revenue	162,707	130,045
Total current liabilities	197,190	156,090
Deferred revenue, noncurrent	8,316	5,569
Other liabilities	2,334	1,176
Total liabilities	207,840	162,835
Stockholders’ equity:
Convertible preferred stock	—	255,946
Common stock	3	1
Additional paid-in capital	533,049	22,241
Accumulated deficit	(291,129)	(236,230)
Accumulated other comprehensive loss	(1,977)	(1,855)
Total stockholders’ equity	239,946	40,103
Total liabilities and stockholders’ equity	$447,786	$202,938

MULESOFT, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Subscription and support	$61,704	$40,937	$167,375	$107,837
Professional services and other	15,900	8,432	40,367	24,557
Total revenue	77,604	49,369	207,742	132,394
Cost of revenue: (1)
Subscription and support	5,242	3,589	13,939	9,540
Professional services and other	16,858	8,756	41,748	24,389
Total cost of revenue	22,100	12,345	55,687	33,929
Gross profit	55,504	37,024	152,055	98,465
Operating expenses: (1)
Research and development	18,048	8,701	45,977	22,893
Sales and marketing	50,707	33,920	127,650	87,440
General and administrative	12,144	9,555	32,755	23,681
Total operating expenses	80,899	52,176	206,382	134,014
Loss from operations	(25,395)	(15,152)	(54,327)	(35,549)
Interest income	968	110	1,483	314
Other income (expense), net	(354)	(242)	(621)	(348)
Net loss before provision for income taxes	(24,781)	(15,284)	(53,465)	(35,583)
Provision for income taxes	335	377	1,427	925
Net loss	$(25,116)	$(15,661)	$(54,892)	$(36,508)
Net loss attributable to common stockholders	$(25,116)	$(25,097)	$(54,892)	$(45,944)
Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(1.15)	$(0.56)	$(2.26)
Weighted-average shares used in computing net loss per share, basic and diluted	129,044,913	21,733,456	98,762,781	20,368,438
(1) Includes stock-based compensation expenses, and other compensation expenses related to the 2016 Tender Offer as follows (in thousands):
Cost of subscription and support revenue	$288	$77	$625	$165
Cost of professional services and other revenue	1,110	276	2,270	487
Research and development	2,121	1,668	4,566	2,206
Sales and marketing	3,827	6,681	8,480	7,775
General and administrative	1,123	3,136	2,691	3,663
Total stock-based compensation expenses	$8,469	$11,838	$18,632	$14,296

MULESOFT, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(25,116)	$(15,661)	$(54,892)	$(36,508)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	8,469	1,890	18,632	4,348
Other non-cash compensation related to 2016 Tender Offer	—	9,948	—	9,948
Depreciation and amortization	998	447	2,827	1,203
Amortization of investment premiums	260	127	482	434
Provision for doubtful accounts	53	(31)	261	281
Tax benefits from employee stock plans	—	226	—	226
Loss on disposal of property and equipment	24	3	60	6
Other	—	—	—	13
Changes in assets and liabilities:
Trade receivables	(17,164)	6,744	(12,052)	492
Prepaid expenses and other current assets	(6,828)	484	(1,617)	2,276
Other assets	81	(319)	(1,606)	(252)
Accounts payable	(888)	112	(493)	1,156
Accrued expenses	2,674	(1,610)	5,154	1,542
Accrued compensation and related expenses	5,384	1,162	(440)	(1,763)
Other liabilities	764	355	1,158	496
Deferred revenue	26,579	8,374	35,603	22,356
Net cash provided by (used in) operating activities	(4,710)	12,251	(6,923)	6,254
Cash flows from investing activities:
Purchases of investments	(160,065)	(13,550)	(261,420)	(21,955)
Sales of investments	—	3,750	2,425	24,536
Maturities of investments	15,051	11,455	47,907	18,550
Purchases of property and equipment	(1,214)	(1,211)	(3,548)	(2,191)
Business combinations, net of cash acquired	—	—	(106)	—
Net cash provided by (used in) investing activities	(146,228)	444	(214,742)	18,940
Cash flows from financing activities:
Net proceeds from issuance of common stock in initial public offering	—	—	236,360	—
Proceeds from employee stock purchase plan	2,170	—	4,479	—
Note receivable	—	250	—	—
Repurchase of common shares	—	(2,256)	—	(2,607)
Proceeds from issuance of common stock upon exercise of options and warrants	969	1,965	3,433	2,906
Payments of costs related to initial public offering	—	—	(1,823)	—
Net cash provided by (used in) financing activities	3,139	(41)	242,449	299
Impact of foreign exchange on cash and cash equivalents	43	(44)	386	(505)
Net increase (decrease) in cash	(147,756)	12,610	21,170	24,988
Cash, cash equivalents and restricted cash, Beginning of period	204,698	34,761	35,772	22,383

Cash, cash equivalents and restricted cash, End of period	$56,942	$47,371	$56,942	$47,371

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$350	$171	$967	$441
Supplemental disclosures of non-cash investing and financing information:
Deemed dividends on preferred stock	$—	$9,436	$—	$9,436
Costs related to the initial public offering, accrued but unpaid	$89	$—	$89	$—
Liability for purchase of property and equipment	$4	$807	$4	$807

MULESOFT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of subscription and support revenue on a GAAP basis	$5,242	$3,589	$13,939	$9,540
Stock-based compensation expenses	(288)	(77)	(625)	(165)
Cost of subscription and support revenue on a non-GAAP basis	$4,954	$3,512	$13,314	$9,375

Gross margin on subscription and support revenue on a GAAP basis	91.5%	91.2%	91.7%	91.2%
Stock-based compensation expenses	0.5%	0.2%	0.4%	0.2%
Gross margin on subscription and support revenue on a non-GAAP basis	92.0%	91.4%	92.1%	91.4%

Cost of professional services and other revenue on a GAAP basis	$16,858	$8,756	$41,748	$24,389
Stock-based compensation expenses	(1,110)	(276)	(2,270)	(487)
Cost of professional services and other revenue on a non-GAAP basis	$15,748	$8,480	$39,478	$23,902

Gross margin on professional services and other revenue on a GAAP basis	(6.0)%	(3.8)%	(3.4)%	0.7%
Stock-based compensation expenses	7.0%	3.3%	5.6%	2.0%
Gross margin on professional services and other revenue on a non-GAAP basis	1.0%	(0.5)%	2.2%	2.7%

Gross profit on a GAAP basis	$55,504	$37,024	$152,055	$98,465
Stock-based compensation expenses	1,398	353	2,895	652
Gross profit on a non-GAAP basis	$56,902	$37,377	$154,950	$99,117

Gross margin on total revenue on a GAAP basis	71.5%	75.0%	73.2%	74.4%
Stock-based compensation expenses	1.8%	0.7%	1.4%	0.5%
Gross margin on total revenue on a non-GAAP basis	73.3%	75.7%	74.6%	74.9%

Research and development expenses on a GAAP basis	$18,048	$8,701	$45,977	$22,893
Stock-based compensation expenses	(2,121)	(1,668)	(4,566)	(2,206)
Research and development expenses on a non-GAAP basis	$15,927	$7,033	$41,411	$20,687

Sales and marketing expenses on a GAAP basis	$50,707	$33,920	$127,650	$87,440
Stock-based compensation expenses	(3,827)	(6,681)	(8,480)	(7,775)
Sales and marketing expenses on a non-GAAP basis	$46,880	$27,239	$119,170	$79,665

General and administrative expenses on a GAAP basis	$12,144	$9,555	$32,755	$23,681
Stock-based compensation expenses	(1,123)	(3,136)	(2,691)	(3,663)

General and administrative expenses on a non-GAAP basis	$11,021	$6,419	$30,064	$20,018

Total operating expenses on a GAAP basis	$80,899	$52,176	$206,382	$134,014
Stock-based compensation expenses	(7,071)	(11,485)	(15,737)	(13,644)
Total operating expenses on a non-GAAP basis	$73,828	$40,691	$190,645	$120,370

Operating loss on a GAAP basis	$(25,395)	$(15,152)	$(54,327)	$(35,549)
Stock-based compensation expenses	8,469	11,838	18,632	14,296
Operating loss on a non-GAAP basis	$(16,926)	$(3,314)	$(35,695)	$(21,253)

Net loss attributable to common stockholders on a GAAP basis	$(25,116)	$(25,097)	$(54,892)	$(45,944)
Deemed dividend to preferred stockholders from 2016 Tender Offer	—	9,436	—	9,436
Stock-based compensation expenses	8,469	11,838	18,632	14,296
Net loss on a non-GAAP basis	$(16,647)	$(3,823)	$(36,260)	$(22,212)

Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(1.15)	$(0.56)	$(2.26)
Deemed dividend to preferred stockholders from 2016 Tender Offer	—	0.43	—	0.46
Stock-based compensation expenses	0.06	0.54	0.19	0.70
Convertible preferred stock	$—	0.15	$0.08	0.90
Net loss per share attributable to common stockholders, basic and diluted, on a non-GAAP basis	$(0.13)	$(0.03)	$(0.29)	$(0.20)

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	129,044,913	21,733,456	98,762,781	20,368,438

Convertible preferred shares issued and outstanding at beginning of the period	—	88,146,615	25,525,670	88,146,615

Non-GAAP weighted-average shares used to compute Non-GAAP net loss per share attributable to common stockholders, basic and diluted	129,044,913	109,880,071	124,288,451	108,515,053
The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable financial measure calculated in accordance with generally accepted accounting principles, or GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by (used in) operating activities	$(4,710)	$12,251	$(6,923)	$6,254
Less: Purchases of property and equipment	(1,214)	(1,211)	(3,548)	(2,191)
Free cash flow	$(5,924)	$11,040	$(10,471)	$4,063